                             REGISTRATION AGREEMENT

     REGISTRATION AGREEMENT ("Agreement"), dated as of July 31, 1994, by and among HOUSTON INDUSTRIES INCORPORATED, a Texas corporation (the "Company"), AMZAK CORPORATION, a Delaware corporation ("Amzak"), COUNTRYSIDE CABLE, INC., a Delaware corporation ("Countryside"), and KEITH N. CRIPPS ("Cripps") (Amzak, Countryside and Cripps are each referred to herein individually as a "Seller" and together as the "Sellers").

     WHEREAS, (i) KBLCOM Incorporated, a Delaware corporation ("KBLCOM"), Amzak and Cripps are parties to a Stock Purchase Agreement dated as of February 17, 1994, as amended (the "ACM Purchase Agreement"), providing for the purchase of all of the issued and outstanding shares of capital stock of Amzak Cable, Midwest, Inc., and (ii) KBLCOM, Amzak and Countryside are parties to a Stock Purchase Agreement, dated as of February 17, 1994, as amended (the "Nortel Purchase Agreement"), providing for the purchase of all of the issued and outstanding shares of capital stock of each of the partners of Nortel Cable Associates, L.P., (the ACM Purchase Agreement and the Nortel Purchase Agreement are collectively referred to herein as the "Stock Purchase Agreements");

     WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreements, the Sellers received an aggregate of 587,646 shares (the "Shares") of Common Stock, no par value per share, of the Company ("Company Common Stock") which are "restricted securities" (as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act")) and KBLCOM agreed, subject to the terms and conditions contained herein, to cause the Company to execute and deliver this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

     1.  Registration.

     (a) In consideration of the Sellers' willingness to accept the Shares pursuant to the Stock Purchase Agreements, and subject to the performance by each Seller of the covenants set forth in Section 3 hereof, the Company shall promptly prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement") with respect to the offering and sale of the Shares by the Sellers on a delayed or continuous basis pursuant to Rule 415 under the Act, and shall use diligent efforts to cause the Registration Statement to become effective as soon as possible after the filing thereof so as to permit the secondary resale of the Shares by the Sellers. As used herein, the term "Registration Statement" means the Registration Statement, including exhibits and financial statements and schedules and documents incorporated by reference therein, as amended, when it becomes effective under the Act and, in the case of the references to the Registration Statement as of a date subsequent to

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the effective date, as amended or supplemented as of such date.  As used herein, the term "Prospectus" means the prospectus included in the Registration
Statement as of the date it becomes effective under the Act and, in the case of references to the Prospectus as of a date subsequent to the effective date of the Registration Statement, as amended or supplemented as of such date, including all documents incorporated by reference therein, as amended, and each prospectus supplement relating to the offering and sale of any of the Shares.

     (b) The Company will use its diligent efforts to cause the Registration Statement to remain effective, and to file with the Commission such amendments and supplements as may be necessary to keep the Prospectus current and in compliance in all material respects with the Act, until the sooner to occur of the following events: (i) the expiration of a two-year period following the date of this Agreement; and (ii) the sale of all of the Shares covered by the Registration Statement, whether pursuant to the Registration Statement or otherwise. Notwithstanding the foregoing, the Company shall not be required to keep the Registration Statement effective, and Sellers shall not distribute any Shares pursuant thereto if, in the written opinion of counsel to the Company addressed to Sellers, the Shares may be sold by the Sellers without registration or restriction.

     (c) The Company shall furnish to each Seller a conformed copy of the Registration Statement as declared effective by the Commission and of each post-effective amendment thereto, and such number of copies of the final Prospectus and of each post-effective amendment or supplement thereto as may reasonably be required to facilitate the distribution of the Shares. Promptly after the Registration Statement has been declared effective by the Commission, the Company shall furnish to the Sellers the written opinion of counsel to the Company addressed to the Sellers to the effect that the Registration Statement is effective under the Act and to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are threatened by the Commission.

     (d) The Registration Statement shall be prepared by the Company in accordance with the Act and the rules and regulations promulgated thereunder. The section of the Registration Statement entitled "Selling Stockholders" shall be prepared in accordance with the requirements of Item 507 of Regulation S-K promulgated by the Commission under the Act ("Regulation S-K") and shall be based upon the information provided by the Sellers to the Company pursuant to
Section 4(a). The section of the Registration Statement entitled "Plan of Distribution" shall be prepared in accordance with the requirements of Item 508 of Regulation S-K and shall provide that the Sellers may distribute the Shares pursuant to the Registration Statement solely through regular way sales on the New York Stock Exchange and, subject to Section 4(d), only during each fifteen
(15) day period commencing on the fifth day following the dates upon which the Company files with the Commission its Quarterly Report on Form 10-Q or its Annual Report on Form 10-K (each, a "Sale Period"). If during any Sale Period the Company suspends the distribution

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by any Seller of such Seller's Shares pursuant to Section 4(d), then upon notice from the Company that such suspension is no longer in effect, such Seller may recommence such distribution for a number of days equal to the number of days during such Sale Period in which such suspension was in effect.

     (e) Promptly after having been notified by any Seller or any Pledgee (as hereinafter defined) of such Seller's or such Pledgee's intention to distribute Shares in a manner contemplated by the Registration Statement in the section entitled "Plan of Distribution" and after having received the information required to be delivered to the Company by such Seller or such Pledgee, as applicable, as provided in Sections 2(a) and 4(c), the Company will, if necessary, (i) prepare a supplement to the Prospectus based upon the information so provided and file the same with the Commission pursuant to Rule 424(b) under the Act and (ii) register or qualify the Shares to be sold under the securities or blue sky laws of such jurisdictions in the United States as such Seller or Pledgee shall reasonably request; provided, however, that the Company shall in no event be required to qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of any such jurisdiction, to execute or file any general consent to service of process under the laws of any jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of Shares, or to subject itself to taxation in any jurisdiction where it has not theretofore done so.

     2.  Pledges of Shares.

     (a) The Company acknowledges that during the time the Company is required to maintain the effectiveness of the Registration Statement as provided in
Section 1(b), each Seller may pledge to a third-party (a "Pledgee") any or all of the Shares beneficially owned by such Seller ("Pledgor") to secure a bona fide debt of such Pledgor ("Pledged Shares"). If a Pledgee elects to foreclose on any Pledged Shares as a result of a default by a Pledgor in the obligation secured by such Pledged Shares and such Pledgee desires to sell the Pledged Shares pursuant to the Registration Statement, the Pledgee shall promptly give written notice of such foreclosure to the Company (a "Foreclosure Notice"). The Foreclosure Notice shall contain (i) the names of the Pledgor and Pledgee, (ii) the number of Pledged Shares which have been foreclosed upon, and (iii) a statement as to the Pledgee's desire to sell the Pledged Shares pursuant to the Registration Statement. Simultaneously with its delivery of the Foreclosure Notice, the Pledgee shall also deliver to the Company an executed copy of the letter agreement in the form attached hereto as Exhibit A (the "Letter Agreement"). Promptly after its receipt of a Foreclosure Notice and Letter Agreement from a Pledgee, the Company shall take the action required to be taken by it pursuant to Section 1(e), whereupon such Pledgee may, subject to Section 4(d), distribute the Pledged Shares through regular way sales on the New York Stock Exchange for a period of thirty (30) consecutive days commencing on the tenth (10th) day following the delivery of the Foreclosure Notice and Letter Agreement by such Pledgee to the Company (each, a "Pledgee Sale Period"). If during any Pledgee Sale Period the Company


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suspends the distribution by any Pledgee of such Pledgee's Pledged Shares pursuant to Section 4(d), then upon notice from the Company that such suspension is no longer in effect, such Pledgee may recommence such distribution for a number of days equal to the number of days during such Pledgee Sale Period in which such suspension was in effect.

     (b) Any Pledgee who elects pursuant to this Section 2 to distribute Pledged Shares pursuant to the Registration Statement shall be responsible for and comply with all of the obligations, covenants and agreements contained in Sections 3, 4 and 5 which are applicable to the Sellers and such sections shall apply in their entirety to such Pledgee as if all references to the term "Seller" therein were replaced with the term "Pledgee."

     3. Expenses of Registration. All expenses in connection with the Registration Statement, any qualification or compliance with federal or state laws required in connection therewith, and the distribution of the Shares shall, as between the Sellers and the Company, be borne as follows:

     (a) The Company shall pay and be responsible for the registration fee payable under the Act, blue sky fees and expenses, if applicable (subject to the limitations set forth in Section 1(e)), and all fees and disbursements of the Company's counsel and accountants. The Company will not engage the services of a printer with respect to the Registration Statement or the Prospectus, but will arrange for the photocopying thereof and bear the photocopying costs.

     (b) The Sellers shall pay all fees and disbursements of their own counsel and advisers, all stock transfer fees (including the cost of all transfer tax stamps) or expenses, if any, and all other expenses (including brokerage discounts, commissions and fees) related to the distribution of the Shares that have not expressly been assumed by the Company as set forth above.

     4. Seller's Covenants Regarding the Shares. Each Seller covenants and agrees with the Company that:

     (a) Such Seller will cooperate with the Company in connection with the preparation of the Registration Statement, and for so long as the Company is obligated to keep the Registration Statement effective, such Seller will provide to the Company, in writing, for use in the Registration Statement, all information regarding such Seller and such other information as may be necessary to enable the Company to prepare the Registration Statement and Prospectus covering the Shares and to maintain the currency and effectiveness thereof.

     (b) During such time as such Seller may be engaged in a distribution of the Shares, such Seller will comply with Rules 10b-2, 10b-6 and 10b-7 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") and pursuant thereto will, among other things: (i) not engage in any stabilization activity in connection with the securities of

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the Company in contravention of such Rules; (ii) distribute the Shares owned by such Seller solely in the manner described in the Registration Statement; (iii) cause to be furnished to each agent or broker-dealer to or through whom the Shares owned by such Seller may be offered, or to the offeree if an offer is made directly by the Seller, such copies of the Prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree; and (iv) not bid for or purchase any securities of the company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act.

     (c) At least ten (10) days prior to any distribution of the Shares, such Seller will advise the Company in writing of the dates on which the distribution will commence and terminate, the number of the Shares to be sold, the terms and the manner of sale (including, to the extent applicable, the purchase price, the name of any agent or broker-dealer to or through whom such distribution is being made, and the amount of any selling commissions or other items constituting compensation to such agent or broker-dealer) and the number of shares of Company Common Stock that will be owned beneficially by such Seller after giving effect to such sale.

     (d) On notice from the Company that it requires the suspension by such Seller of the distribution of any of the Shares, then such Seller shall cease distributing the Shares until such time as the Company notifies such Seller that distribution of the Shares may recommence.

     5.  Indemnification.

     (a) The Company agrees to indemnify and hold harmless each Seller and each person (if any) who controls such Seller within the meaning of either the Act or the Exchange Act (collectively, the "Seller Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, to which such Seller Indemnified Parties may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, subject to Section 5(c), the Company will reimburse such Seller Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that the Company will not indemnify or hold harmless any Seller Indemnified Party from or against any such loss, claim, damage, liability or expense (i) that arises out of or is based upon any violation of any federal or state securities laws, rules or regulations committed by any of the Seller Indemnified Parties (or any agent, broker-dealer or underwriter engaged by them) or (ii) if the untrue statement, omission or allegation thereof upon which such losses, claims, damages, liabilities or expenses are based (x) was made in reliance upon and in conformity with the information provided by such Seller


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specifically for use or inclusion in the Registration Statement, or (y) was made in any Prospectus used after such time as the Company advised such Seller that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented, or (z) was made in any Prospectus used after such time as the obligation of the Company hereunder to keep the Registration Statement effective and current has expired.

     (b) Each Seller, individually and not jointly, agrees to indemnify and hold harmless, the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act (the "Company Indemnified Parties"), from and against any losses, claims, damages or liabilities, joint or several, to which the Company Indemnified Parties may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with the information provided by such Seller specifically for use or inclusion in the Registration Statement, or (ii) the use of any Prospectus after such time as the Company has advised such Seller that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, or (iii) the use of any Prospectus after such time as the obligation of the Company hereunder to keep the Registration Statement effective and current has expired, or (iv) any violation by such Seller or any person who controls such Seller within the meaning of either the Act or the Exchange Act (or any agent, broker-dealer or underwriter engaged by such Seller or any such controlling person) of any federal or state securities law or rule or regulation thereunder; and, subject to Section 5(c), such Seller will reimburse such Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability.

     (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party may participate at its own expense in the defense, or if it so elects, to assume the defense of any such claim and any action or proceeding resulting therefrom, including the employment of counsel and the payment of all expenses. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party from its obligations to indemnify such Indemnified Party, except to the extent the Indemnified Party's failure to so notify actually prejudices the Indemnifying Party's ability to defend against such claim, action or proceeding; it being understood and agreed that the failure to so notify the Indemnifying Party prior to the execution of a binding settlement agreement or the entry of a judgment or issuance of an award with respect to a claim, action or proceeding shall constitute actual

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prejudice to the Indemnifying Party's ability to defend against such claim, action or proceeding. In the event that the Indemnifying Party elects to assume the defense in any action or proceeding, the Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be such Indemnified Party's expense unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include an Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Party in the conduct of the defense of such action (in which case, if such Indemnified Party notifies the Indemnifying Party that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not assume the defense of such action or proceeding on such Indemnified Party's behalf, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by the such Seller or the Company as the case may
be). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for under this Section 5 is unavailable to or insufficient to hold the Indemnified Party harmless under subparagraphs
(a) or (b) above in respect of any losses, claims, damages or liabilities referred to therein for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) the Company or the Seller, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, the relative benefits received by each party from the sale of the Shares and any other equitable considerations appropriate under the

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circumstances.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by hand, by telecopy or by first-class mail, postage prepaid as follows:

     (a)  if to the Company:

               Houston Industries Incorporated
               611 Walker
               Houston, Texas  77002
               Attention:  Hugh Rice Kelly, Esq.
                           General Counsel

          with copies to:

               KBLCOM Incorporated
               1200 Smith Street, Suite 1800
               Houston, Texas  77002
               Attention:  Jonathan F. Myers, Esq.
                           Vice President and General Counsel

          and

               Baker and Botts, L.L.P.
               One Shell Plaza
               910 Louisiana
               Houston, Texas  77002-4995
               Attention:  J. Patrick Garrett, Esq.

     (b)  if to Amzak:

               1300 Iroquois Drive
               Suite 210
               Naperville, Illinois  60563
               Attention:  Gerald J. Kazma

          if to Countryside:

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               1300 Iroquois Drive
               Suite 210
               Naperville, Illinois  60563
               Attention:  Gerald J. Kazma

          with copies to:

               Popham, Haik, Schnobrich & Kaufman, Ltd.
               Suite 3300
               222 South Ninth Street
               Minneapolis, Minnesota  55402
               Attention:  James Lockhart, Esq.

     (c)  if to Cripps:

               Mr. Keith N. Cripps
               c/o Ron Haskvitz, Esq.
               Lommen, Nelson, Cole & Stageberg
               1800 IDS Center
               Minneapolis, Minnesota  55402

     7. Amendment. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement. No consent, waiver or similar act shall be effective unless in writing.

     8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     9. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Texas, without giving effect to principles of conflicts of laws.

     10. Assignment. No Seller may assign its rights under this Agreement without the prior written consent of the Company, except that (i) any Seller may assign its rights under this Agreement to any Pledgee provided such Pledgee agrees to become bound by the terms hereof by executing a Letter Agreement in the form attached hereto as Exhibit A, and (ii) in the event any of the Shares owned by Cripps are transferred to (A) any member of his immediate family pursuant to the laws of descent or intestacy, (B) any trust for the benefit of such persons, or (C) any individual pursuant to a divorce decree or agreement, Cripps may assign his rights under this Agreement to any such person. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       HOUSTON  INDUSTRIES  INCORPORATED


                                       By:  /s/ William A. Cropper
                                            -----------------------


                                       AMZAK CORPORATION


                                       By:  /s/ Gerald J. Kazma
                                            -------------------


                                       COUNTRYSIDE CABLE, INC.


                                       By:  /s/ Gerald J. Kazma
                                            -------------------


                                            /s/ Keith N. Cripps
                                            -------------------
                                                KEITH N. CRIPPS

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